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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2001

                          COMMISSION FILE NO. 0-23521

                             MKS INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its Charter)

                MASSACHUSETTS                                   04-2277512
       (State or other jurisdiction of               (IRS Employer Identification No.)
       incorporation or organization)
  SIX SHATTUCK ROAD, ANDOVER, MASSACHUSETTS                        01810
  (Address of principal executive offices)                      (Zip Code)

                                 (978) 975-2350
              (Registrant's telephone number, including area code)

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Item 5. OTHER EVENTS

     On October 30, 2001, MKS Instruments, Inc. ("MKS") entered into a definitive merger agreement to acquire the ENI division ("ENI") of Emerson Electric Co. ("Emerson"). Pursuant to the merger agreement, MKS will issue 12 million shares of its common stock to Emerson in exchange for the businesses and assets of ENI. The Board of Directors of MKS has unanimously approved the transaction. Completion of the acquisition is subject to customary closing conditions, including the approval of MKS' shareholders.

     Based on MKS' closing stock price on the Nasdaq National Market on October 30, 2001 of $20.91, the transaction is valued at $251 million. MKS will also assume approximately $3.5 million of net debt. After the closing of the transaction, Emerson will own approximately 24 percent of MKS' outstanding stock, and Emerson President James Berges will join the MKS Board of Directors. The transaction is expected to be completed in the first calendar quarter of 2002 and is anticipated to be accretive to MKS' cash earnings per share in 2002 without the inclusion of synergies.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  Exhibits

        EXHIBIT
        NUMBER                          TITLE
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
        99.1            Press Release dated October 31, 2001 issued by the
                        registrant.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MKS INSTRUMENTS, INC.

                                          /s/ Ronald C. Weigner
                                          --------------------------------------
                                          Ronald C. Weigner
                                          Vice President and Chief Financial
                                          Officer

Dated: November 7, 2001